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                                                                    EXHIBIT 10.9


                        BOYLE LEASING TECHNOLOGIES, INC.

                             1987 STOCK OPTION PLAN

     The purpose of this Plan is to encourage and enable certain officers, employees, Directors, consultants and agents of Boyle Leasing Technologies, Inc. (the "Company"), to require an interest in the Company through the granting of options, as herein provided, to acquire its Common Stock, $.01 par value per share (the "Common Stock"). Two separate forms of option may be granted pursuant to this Plan: Incentive Stock Options under the provisions of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"); and Non-Qualified Options. Both forms of option will be referred to collectively hereunder as "options".

     1.   SHARES OF STOCK SUBJECT TO THE PLAN.

     The stock that may be issued and sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 30,500 shares of Common Stock, which may be (i) authorized but unissued shares, (ii) treasury shares, or (iii) shares previously reserved for issue upon exercise of options under the Plan, which options have expired or terminated; provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 6.

     2.   ELIGIBILITY AND GRANTING OF OPTIONS.

          (a) Non-qualified Options may be granted hereunder to any officer, employee, Director (except a disinterested Director under Paragraph 2(b) hereof), consultant or agent of the Company. Incentive Stock Options may only be granted to employees of the Company.

          (b) The Board of Directors of the Company (the "Board"), acting by a majority of its disinterested Directors, shall determine the persons to be granted options (the "Optionees"), the number of shares subject to each option, whether the options shall be Incentive Stock Options or Non-Qualified Options, and the terms of the options, consistently with the provisions of this Plan. The Board may appoint from its disinterested Directors a committee of three (3) or more persons who may exercise the powers of the Board in granting options under the Plan. As used herein, a "disinterested" Director shall mean one who is not currently eligible, and has not been eligible at any time within one (1) year prior to the granting of the options in question, to receive any option granted under the Plan or any stock, stock options or stock appreciation rights under any other plan of the Company or its affiliates. The Board of Directors shall from time to time determine the disinterested Directors. For purposes of qualifying a Director as "disinterested," the Board with the consent of such Director may for a specified period of time treat such Director as being ineligible to receive option grants under any plan even though he is otherwise a member of a class of people to whom options may be granted.

     3.   PRICE AND LIMITATION ON GRANT OF OPTIONS.

          (a) The purchase price of shares which may be purchased under each Incentive Stock Option shall be at least equal to the fair market value per share of the outstanding Common Stock of the Company at the time the option is granted as determined by the Board in its discretion. The aggregate fair market value (determined as of the time the option is granted) of the stock for which an individual may be granted Incentive Stock Options in any calendar year under this Plan and all other plans of the Company and any parent or subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000 plus any "unused limit carryover" as that term is defined in Section 422A of the Code.

          (b) The purchase price of shares which may be purchased under each Incentive Stock Option issued to a person who, immediately prior to the grant of such option owns (directly or indirectly) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiaries (a "restricted



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individual") shall be at least equal to 110 percent of the fair market value of the stock subject to the option, as determined in 3(a) above.

          (c) The purchase price of shares which may be purchased under each Non-Qualified Option shall be at least equal to 50 percent of the fair market value of the stock subject to the option, as determined in 3(a) above.

     4.   PERIOD OF OPTION AND LIMITATIONS ON RIGHT TO EXERCISE.

     Each Incentive Stock Option shall be execrable at such time or times as are set forth in the Incentive Stock Option Agreement attached to this Plan, but in no event after the expiration of ten (10) years from the date, such option is granted. An Incentive Stock Option granted to a restricted individual (as defined in 3(a) above) shall not be exercisable after the expiration of 5 years front the date such option is granted. A Non-Qualified Option shall be exercisable for such consideration, in such manner and at such time or times as shall be set forth in a Non-Qualified Option agreement containing such provisions as the Board shall determine in granting such an option, and may be exercisable for a period of ten years and one day from the date such option is granted, but in no event after such period. The delivery of certificates representing shares under any option will be contingent upon receipt by the Company from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the option) of the full purchase price for such shares and the fulfillment of any other requirements contained in the option or in applicable provisions of law; and until such receipt of the purchase price and fulfillment of other requirements no Optionee or person entitled to exercise the option shall be, or shall be deemed to be, a holder of any shares subject to the option for any purpose.



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     5.   NON-TRANSFERABILITY OF OPTION.

     Each option granted under the Plan shall provide that it is personal to the Optionee, is not transferable by the Optionee in any manner otherwise than by will or the laws of descent and distribution and is exercisable during the Optionee's lifetime, only by him.

     6.   DILUTION OR OTHER ADJUSTMENTS.

     The terms of the options and the number of shares subject to this Plan shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

          (a) the declaration of a dividend payable to the holders of Common Stock in stock of the same class;

          (b)  a split-up of the Common Stock or a reverse split thereof;

          (c) a recapitalization of the Company under which shares of one or more different classes are distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

The terms of any such adjustment shall be conclusively determined by the Board.

     7.   SHAREHOLDER APPROVAL.

     The Plan is subject to the approval of the shareholders of the Company, and although options may be granted prior to such approval, none may be exercised until shareholder approval has been obtained. If such approval is not given within twelve (12) months after the date hereof, the Plan and all outstanding options shall terminate and be null and void.

     8.   ADMINISTRATION AND AMENDMENT OF THE PLAN.

     The Plan shall be administered by the Board or a committee thereof as provided in Section 2, which shall effect the grant of options under the Plan, determine the form of options to be granted in each case, and make any other determination under or interpretation of any



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provision of the Plan and any option. The Board or such committee shall maintain separate records with respect to Incentive Stock Options and Non-Qualified Options granted under the Plan to facilitate determination of the appropriate tax treatment for such options. Any of the foregoing actions taken by the Board or such committee shall be final and conclusive. The Board may amend and make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company; provided, however, that no such action shall adversely affect or impair any options theretofore granted under the Plan without the consent of the Optionee; and provided, further, that no amendment (i) increasing the maximum number of shares which may be issued under the Plan, except as provided in Section 6, (ii) extending the term of the Plan or any option, (iii) changing the minimum exercise price of Incentive Stock Options to be granted under the Plan, or (iv) changing the requirements as to eligibility for participation in the Plan (except as provided in Section 2(b)), shall be adopted without the approval of the shareholders of the Company.

     9.   EXPIRATION AND TERMINATION OF THE PLAN.

     Options may be granted under the Plan at any time, or from time to time, within ten (10) years from the date the Plan is adopted or the date on which it is approved by the shareholders of the Company, whichever is earlier, as long as the total number of shares purchased under the Plan and subject to outstanding options under the Plan does not exceed 30,500 shares of the Common Stock of the Company, subject to adjustment as provided in Section 6. The Plan may be abandoned or terminated at any time by the Board, except with respect to any options then outstanding under the Plan.



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     10.   EFFECT OF CERTAIN TRANSACTIONS.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation or sale; (ii) the Board may waive any discretionary limitations provided in the stock option agreement so that all Options from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; and (iii) all outstanding Options may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of an Option not less than thirty (30) days preceding the effective date of such merger, consolidation, liquidation, sale or disposition and provided that the Board may in its sole discretion waive any discretionary limitations provided in the stock option agreement with respect to any Option so that such Option shall be exercisable in full or in part as the Board may determine during such thirty (30) day period.



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